Exhibit 99.1

FOR IMMEDIATE RELEASE

January 18, 2005

Texas Regional Bancshares, Inc. Reports Record Annual Earnings

McAllen, Texas—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for fourth quarter 2004 of $20,848,000, or $0.42 per diluted common share, compared to $15,944,000, or $0.36 per diluted common share, for the comparable 2003 period. Return on assets and return on shareholders’ equity averaged 1.46 percent and 14.10 percent, respectively, compared to 1.52 percent and 15.18 percent, respectively, for the corresponding 2003 period.

For the year ended December 31, 2004, net income totaled $76,658,000, or $1.59 per diluted common share, compared to $62,309,000, or $1.40 per diluted common share, for the corresponding 2003 period. Return on assets and return on shareholders’ equity averaged 1.45 percent and 14.24 percent, respectively for the year ended December 31, 2004, compared to 1.54 percent and 15.41 percent, respectively, for the matching 2003 period. Net realized gains on sales of securities available for sale, net of taxes, represented $0.08 per diluted common share for the year ended December 31, 2004 compared to $0.16 for the comparable 2003 period.

“We are pleased to report record results as Texas Regional topped $76 million in annual earnings and $5.8 billion in assets for the first time in the company’s history. Loan growth, adjusted to exclude the effect of acquisitions, totaled 21.5 percent during the last twelve months,” commented Glen E. Roney, Chairman of the Board. “Total return to shareholders on Texas Regional stock exceeded 34 percent during the twelve months ended December 31, 2004 while total market value of our outstanding stock exceeded $1.6 billion for the first time.’’

Texas Regional completed the acquisition through merger of Corpus Christi Bancshares, Inc. on February 14, 2003, Southeast Texas Bancshares, Inc. (“Southeast Texas”) on March 12, 2004 and Valley Mortgage Company, Inc. on November 23, 2004. The results of operations for these acquisitions have been included in the consolidated financial statements since their respective purchase dates.

OPERATING HIGHLIGHTS

Net interest income of $55,591,000 for fourth quarter 2004 improved $15,643,000 or 39.2 percent over fourth quarter 2003. Average total interest-earning assets, the primary factor in growth of net interest income, increased 34.3 percent from fourth quarter 2003 to $5,172,820,000 for fourth quarter 2004 in large part due to the Southeast Texas merger. The net yield, on a taxable-equivalent basis, on average total interest-earning assets increased fifteen basis points to 4.36 percent for fourth quarter 2004 compared to the corresponding 2003 period.

For the year ended December 31, 2004, net interest income totaled $204,250,000, reflecting a $55,858,000 or 37.6 percent increase from the equivalent 2003 period. This growth resulted principally from an increase of 29.0 percent in average total interest-earning assets to $4,823,170,000 for the year ended December 31, 2004 over the corresponding 2003 period. The net yield, on a taxable-equivalent basis, on average total interest-earning assets increased by twenty-six basis points to 4.31 percent for the year ended December 31, 2004 compared to the matching 2003 period.

Provision for loan losses of $5,769,000 for fourth quarter 2004 increased $2,585,000 or 81.2 percent from fourth quarter 2003, primarily due to higher loan production. Loans held for investment grew internally by $212,007,000 or 6.0 percent during fourth quarter 2004 compared to $102,449,000 or 4.2 percent during fourth quarter 2003. The provision for loan losses represented 0.63 percent of average loans held for investment for fourth quarter 2004 compared to 0.51 percent for fourth quarter 2003. Net charge-offs totaled $3,897,000 for fourth quarter 2004, representing an increase of $2,023,000 from fourth quarter 2003.

For the year ended December 31, 2004, provision for loan losses totaled $20,583,000, reflecting a $7,428,000 or 56.5 percent increase over the comparable prior year period. Provision for loan losses totaled 0.62 percent of average loans held for investment for the year ended December 31, 2004 compared to 0.55 percent for the year ended December 31, 2003.

Noninterest income of $20,180,000 for fourth quarter 2004 increased $9,217,000 or 84.1 percent over fourth quarter 2003. Service charges on deposits amounted to $10,449,000 for fourth quarter 2004, an increase of $3,514,000 over fourth quarter 2003 principally due to growth in demand deposits. Other service charges increased $2,368,000 to $3,786,000 for fourth quarter 2004 primarily due to title insurance agency fee income of $1,245,000, which was derived from the title insurance agencies acquired in the Southeast Texas merger. Trust service fees of $1,843,000 for fourth quarter 2004 increased $1,102,000 over fourth quarter 2003. The fair value of assets held by the trust department increased $971,248,000 from December 31, 2003 to $1,466,841,000 at December 31, 2004. The increase in trust assets held resulted primarily from the Southeast Texas merger and additional trust business developed in the southeast Texas markets. Net realized gains on sales of securities available for sale decreased $177,000 to $1,010,000 for fourth quarter 2004 measured against fourth quarter 2003. Loan servicing loss, net of amortization of the mortgage servicing rights (“MSR”) asset, narrowed $1,569,000 to $59,000 for fourth quarter 2004 from fourth quarter 2003. MSR amortization decreased $1,400,000 from fourth quarter 2003 to $675,000 for fourth quarter 2004 due to a reduction in mortgage prepayments experienced during fourth quarter 2004.

For the year ended December 31, 2004, noninterest income totaled $73,735,000, reflecting an increase of $23,480,000 or 46.7 percent over the corresponding 2003 period. Service charges on deposits increased 54.7 percent to $38,541,000 for the year ended December 31, 2004 compared to the same 2003 period while average demand deposits increased 56.0 percent from the comparable prior year. Other service charges increased $7,121,000 to $13,356,000 for the year ended December 31, 2004 primarily due to title insurance agency fees of $3,779,000 resulting from the Southeast Texas merger and an increase in debit card income of $1,275,000. Net realized gains on sales of securities available for sale of $5,855,000 for the year ended December 31, 2004 decreased $4,985,000 from the comparable prior year period as callable security sales were curtailed in the face of rising interest rates. Data processing service fees increased 17.0 percent during the year ended December 31, 2004 to $8,531,000 compared to the corresponding 2003 period. The increase was primarily related to increased volume of data processing business for existing data processing clients. The number of data processing clients totaled 27 at December 31, 2004 compared to 26 at December 31, 2003. Loan servicing loss, net which includes the amortization of the MSR asset, decreased $3,633,000 to $1,197,000 for the year ended December 31, 2004 compared to the matching 2003 period. MSR amortization decreased $4,050,000 to $3,075,000 for the year ended December 31, 2004 compared to the corresponding 2003 period, primarily as a result of lower mortgage prepayments experienced during 2004 compared to 2003.

Noninterest expense of $38,738,000 for fourth quarter 2004 increased $14,951,000 or 62.9 percent over fourth quarter 2003. This expansion generally corresponds with growth in business volumes as banking locations increased by 33 to 67 during the twelve months ended December 31, 2004, including 29 acquired in the Southeast Texas merger. The efficiency ratio was 51.13 percent for the quarter ended December 31, 2004, compared to 46.72 percent for the quarter ended December 31, 2003. Salaries and employee benefits increased 65.4 percent during fourth quarter 2004 to $20,528,000 compared to fourth quarter 2003 due to higher staffing levels as a result of the Southeast Texas acquisition, salary and other compensation increases and expansion of medical benefits for eligible part-time employees. The number of full-time equivalent employees of 1,997 at December 31, 2004 increased 55.5 percent from December 31, 2003. Approximately 32.3 percent of the increase was a result of the Southeast Texas acquisition.

For the year ended December 31, 2004, noninterest expense totaled $142,810,000 reflecting an increase of $50,920,000 or 55.4 percent over the corresponding 2003 period due to the growth in banking operations, primarily through the Southeast Texas merger. Noninterest expense increased forty-three basis points to 2.70 percent of average total assets for the year ended December 31, 2004 compared to the corresponding 2003 period. Salaries and employee benefits increased $26,670,000 to $74,252,000 for the year ended December 31, 2004 compared to the matching 2003 period, representing an increase of twenty-three basis points to 1.40 percent of average total assets. The efficiency ratio totaled 51.37 percent for the year ended December 31, 2004 compared to 46.26 percent for the corresponding 2003 period.

FINANCIAL CONDITION

Assets totaled $5,838,894,000 at December 31, 2004, reflecting an increase of $1,620,958,000 or 38.4 percent from December 31, 2003, primarily due to the Southeast Texas merger. Loans held for investment of $3,750,519,000 at December 31, 2004 increased $1,230,825,000 or 48.8 percent from December 31, 2003. Deposits increased to $4,760,387,000 at December 31, 2004, up $1,243,952,000 or 35.4 percent from December 31, 2003. Excluding volumes acquired through business combinations, internal growth rates for loans and deposits averaged 21.5 percent and 7.9 percent, respectively, for the twelve months ended December 31, 2004. Other assets at December 31, 2004 included goodwill and identifiable intangibles of $204,110,000.

Shareholders’ equity of $594,068,000 at December 31, 2004 increased $172,337,000 from December 31, 2003, reflecting a 40.9 percent increase. The increase resulted primarily from issuance of common stock in the Southeast Texas acquisition of $110,074,000 and net income of $76,658,000 for the year ended December 31, 2004. The total risk-based, tier 1 risk-based and leverage capital ratios of 11.91 percent, 10.84 percent and 8.32 percent at December 31, 2004, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

ASSET QUALITY

At December 31, 2004, total loans held for investment of $3,750,519,000 included $19,750,000 or 0.53 percent classified as nonperforming compared to 0.40 percent on December 31, 2003. The allowance for loan losses of $45,024,000 represented 1.20 percent of loans held for investment and 228.0 percent of nonperforming loans at December 31, 2004. Net charge-offs for fourth quarter 2004 averaged 0.43 percent of average loans held for investment compared to 0.30 percent for fourth quarter 2003. Total nonperforming assets at December 31, 2004 of $27,148,000 represented 0.72 percent of total loans held for investment and foreclosed and other assets compared to 0.82 percent at December 31, 2003. Accruing loans 90 days or more past due of $19,684,000 at December 31, 2004 totaled 0.52 percent of total loans held for investment and foreclosed and other assets compared to 0.35 percent at December 31, 2003.

OTHER INFORMATION

Texas Regional today announced the completion of its acquisition through merger of Mercantile Bank & Trust, FSB (“Mercantile”), effective at the close of business on January 14, 2005. Mercantile is a privately held bank headquartered at 5820 West Northwest Highway, Dallas, Texas with two additional banking locations in the Dallas metropolitan area. As of December 31, 2004, Mercantile had total assets of $178.8 million, loans of $118.9 million, deposits of $163.7 million and shareholders’ equity of $13.9 million.

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS.  Texas State Bank, its wholly-owned subsidiary, will now operate 70 banking locations across Texas primarily located in the metropolitan areas of Beaumont-Port Arthur, Brownsville-Harlingen-San Benito, Corpus Christi, Dallas, Houston, McAllen-Edinburg-Mission and Tyler.

Texas Regional files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors should call the SEC at 1-800-SEC-0330 for further information on the public reference room. The reports, statements and other information filed by Texas Regional with the SEC are also available free at the SEC’s website at www.sec.gov. You can also obtain a free copy of these reports, statements and other information from Texas Regional.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling Janie Moran, Controller, at (956) 631-5400.

FORWARD-LOOKING INFORMATION

This document, information filed by Texas Regional with the SEC and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website at www.sec.gov.

For further information, contact Glen E. Roney, Chief Executive Officer at (956) 631-5400.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Except Per Share Data)	2004	2004	2004	2004	2003
Condensed Income Statements
Loans Held for Investment	$62,149	$57,904	$54,669	$44,515	$41,476
Securities	13,283	13,399	12,573	12,130	11,608
Other Interest-Earning Assets	521	254	389	293	453
Total Interest Income	75,953	71,557	67,631	56,938	53,537
Deposits	17,538	15,638	14,185	12,438	12,125
Other Borrowed Money	2,824	2,098	1,712	1,396	1,464
Total Interest Expense	20,362	17,736	15,897	13,834	13,589
Net Interest Income	55,591	53,821	51,734	43,104	39,948
Provision for Loan Losses	5,769	6,197	4,693	3,924	3,184
Service Charges – Deposits	10,449	10,530	10,264	7,298	6,935
Other Service Charges	3,786	3,773	3,400	2,397	1,418
Trust Service Fees	1,843	1,674	1,444	727	741
Net Realized Gains on Sales of Securities Available for Sale	1,010	2,963	1,383	499	1,187
Data Processing Service Fees	2,201	2,080	2,128	2,122	1,881
Loan Servicing Loss, Net	(59)	(677)	(279)	(182)	(1,628)
Other Noninterest Income	950	659	745	607	429
Total Noninterest Income	20,180	21,002	19,085	13,468	10,963
Salaries and Employee Benefits	20,528	20,514	19,428	13,782	12,408
Net Occupancy Expense	2,977	3,157	3,293	2,173	1,627
Equipment Expense	4,398	4,020	3,909	3,219	2,668
Other Real Estate (Income) Expense, Net	(200)	(57)	572	121	299
Amortization – Identifiable Intangibles	1,780	1,995	1,591	798	838
Other Noninterest Expense, Net	9,255	9,069	9,718	6,770	5,947
Total Noninterest Expense	38,738	38,698	38,511	26,863	23,787
Income Before Income Tax Expense	31,264	29,928	27,615	25,785	23,940
Income Tax Expense	10,416	10,107	8,783	8,628	7,996
Net Income	$20,848	$19,821	$18,832	$17,157	$15,944
Per Common Share Data (1)
Net Income—Basic	$0.42	$0.41	$0.39	$0.38	$0.36
Net Income—Diluted	0.42	0.40	0.38	0.38	0.36
Market Value at Period End	32.68	31.09	30.61	28.37	24.67
Book Value at Period End	11.99	11.67	11.04	11.34	9.54
Cash Dividends Declared	0.100	0.100	0.083	0.083	0.080
Share Data (1) (in Thousands)
Basic	49,185	48,921	48,858	45,236	44,189
Diluted	49,566	49,500	49,424	45,749	44,667
Shares Outstanding at Period End (1)	49,553	48,960	48,875	48,846	44,206
Selected Financial Data
Return on Average Assets	1.46%	1.43%	1.39%	1.53%	1.52%
Return on Average Equity	14.10	14.10	13.79	14.29	15.18
Leverage Capital Ratio	8.32	8.17	7.99	9.38	9.26
Expense Efficiency Ratio (2)	51.13	51.72	54.38	47.48	46.72
TE Net Interest Income (3)	$56,681	$54,813	$52,653	$43,967	$40,856
TE Adjustment (3)	1,090	992	919	863	908
Net Interest Income, as Reported	$55,591	$53,821	$51,734	$43,104	$39,948
TE Net Interest Margin (3)	4.36%	4.34%	4.30%	4.25%	4.21%
Goodwill	$174,503	$163,928	$165,637	$165,808	$29,856
Identifiable Intangibles, Net	29,607	30,803	30,668	32,259	15,263
Trust Assets Held, at Fair Value	1,466,841	1,420,664	1,315,346	1,138,061	495,593
Full-Time Equivalent Employees	1,997	1,914	1,901	1,674	1,284

	At / For Three Months Ended
(Dollars in Thousands,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Except Per Share Data)	2004	2004	2004	2004	2003
Condensed Balance Sheets
Loans Held for Investment	$3,750,519	$3,538,428	$3,438,666	$3,297,220	$2,519,694
Securities	1,530,713	1,513,536	1,470,178	1,514,357	1,386,224
Other Interest-Earning Assets	29,316	20,471	17,904	55,514	24,833
Total Interest-Earning Assets	5,310,548	5,072,435	4,926,748	4,867,091	3,930,751
Cash and Due from Banks	145,528	138,860	134,731	173,974	100,167
Premises and Equipment, Net	134,239	131,443	128,302	125,582	107,875
Other Assets, Net	293,603	319,697	290,923	327,818	110,377
Allowance for Loan Losses	(45,024)	(43,153)	(41,956)	(41,094)	(31,234)
Total Assets	$5,838,894	$5,619,282	$5,438,748	$5,453,371	$4,217,936
Savings and Time Deposits	$3,893,614	$3,721,681	$3,740,983	$3,719,274	$2,980,224
Other Borrowed Money	461,751	437,970	280,868	307,881	259,565
Total Interest-Bearing Liabilities	4,355,365	4,159,651	4,021,851	4,027,155	3,239,789
Demand Deposits	866,773	850,432	860,241	828,470	536,211
Other Liabilities	22,688	37,808	17,155	43,949	20,205
Total Liabilities	5,244,826	5,047,891	4,899,247	4,899,574	3,796,205
Shareholders’ Equity	594,068	571,391	539,501	553,797	421,731
Total Liabilities and Equity	$5,838,894	$5,619,282	$5,438,748	$5,453,371	$4,217,936
Condensed Average Balance Sheets
Loans Held for Investment	$3,631,640	$3,483,354	$3,383,797	$2,713,645	$2,463,839
Securities	1,517,518	1,523,544	1,501,918	1,416,884	1,351,869
Other Interest-Earning Assets	23,662	17,987	40,884	33,162	36,811
Total Interest-Earning Assets	5,172,820	5,024,885	4,926,599	4,163,691	3,852,519
Cash and Due from Banks	136,899	126,523	141,361	100,336	117,675
Premises and Equipment, Net	132,538	129,560	126,577	111,448	107,490
Other Assets, Net	294,785	292,067	290,574	156,374	118,056
Allowance for Loan Losses	(44,804)	(43,108)	(43,849)	(35,057)	(31,526)
Total Assets	$5,692,238	$5,529,927	$5,441,262	$4,496,792	$4,164,214
Savings and Time Deposits	$3,803,982	$3,758,880	$3,747,073	$3,177,044	$2,922,640
Other Borrowed Money	399,386	312,575	283,272	212,613	266,317
Total Interest-Bearing Liabilities	4,203,368	4,071,455	4,030,345	3,389,657	3,188,957
Demand Deposits	871,569	864,818	834,725	596,331	533,745
Other Liabilities	29,216	34,473	26,852	27,893	24,832
Total Liabilities	5,104,153	4,970,746	4,891,922	4,013,881	3,747,534
Shareholders’ Equity	588,085	559,181	549,340	482,911	416,680
Total Liabilities and Equity	$5,692,238	$5,529,927	$5,441,262	$4,496,792	$4,164,214
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$19,750	$16,610	$11,965	$15,154	$10,122
Foreclosed and Other Assets	7,398	11,386	10,594	13,362	10,547
Total Nonperforming Assets	27,148	27,996	22,559	28,516	20,669
Accruing Loans 90 Days or More Past Due	19,684	6,785	8,105	7,994	8,886
Net Charge-Offs	3,897	5,000	3,831	2,859	1,874
Net Charge-Offs to Average Loans	0.43%	0.57%	0.46%	0.42%	0.30%

(1) Restated to retroactively give effect for the three-for-two stock split declared and distributed by Texas Regional during third quarter 2004, effected as a 50% stock dividend.

(2) Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(3) Taxable equivalent adjustment computed based on a 35% tax rate.

	At / For Year Ended
(Dollars in Thousands,	Dec 31,	Dec 31,
Except Per Share Data)	2004	2003
Condensed Income Statements
Loans Held for Investment	$219,237	$161,978
Securities	51,385	44,045
Other Interest-Earning Assets	1,457	2,754
Total Interest Income	272,079	208,777
Deposits	59,799	53,533
Other Borrowed Money	8,030	6,852
Total Interest Expense	67,829	60,385
Net Interest Income	204,250	148,392
Provision for Loan Losses	20,583	13,155
Service Charges – Deposits	38,541	24,920
Other Service Charges	13,356	6,235
Trust Service Fees	5,688	2,870
Net Realized Gains on Sales of Securities Available for Sale	5,855	10,840
Data Processing Service Fees	8,531	7,293
Loan Servicing Loss, Net	(1,197)	(4,830)
Other Noninterest Income	2,961	2,927
Total Noninterest Income	73,735	50,255
Salaries and Employee Benefits	74,252	47,582
Net Occupancy Expense	11,600	6,848
Equipment Expense	15,546	10,510
Other Real Estate Expense, Net	436	734
Amortization – Identifiable Intangibles	6,164	3,370
Other Noninterest Expense, Net	34,812	22,846
Total Noninterest Expense	142,810	91,890
Income Before Income Tax Expense	114,592	93,602
Income Tax Expense	37,934	31,293
Net Income	$76,658	$62,309
Per Common Share Data (1)
Net Income—Basic	$1.60	$1.41
Net Income—Diluted	1.59	1.40
Market Value at Period End	32.68	24.67
Book Value at Period End	11.99	9.54
Cash Dividends Declared	0.366	0.320
Share Data (1) (in Thousands)
Basic	48,043	44,058
Diluted	48,355	44,548
Shares Outstanding at Period End (1)	49,553	44,206
Selected Financial Data
Return on Average Assets	1.45%	1.54%
Return on Average Equity	14.24	15.41
Leverage Capital Ratio	8.32	9.26
Expense Efficiency Ratio (2)	51.37	46.26
TE Net Interest Income (3)	$208,114	$151,584
TE Adjustment (3)	3,864	3,192
Net Interest Income, as Reported	$204,250	$148,392
TE Net Interest Margin (3)	4.31%	4.05%
Goodwill	$174,503	$29,856
Identifiable Intangibles, Net	29,607	15,263
Trust Assets Held, at Fair Value	1,466,841	495,593
Full-Time Equivalent Employees	1,997	1,284

	At / For Year Ended
(Dollars in Thousands,	Dec 31,	Dec 31,
Except Per Share Data)	2004	2003

Condensed Balance Sheets
Loans Held for Investment	$3,750,519	$2,519,694
Securities	1,530,713	1,386,224
Other Interest-Earning Assets	29,316	24,833
Total Interest-Earning Assets	5,310,548	3,930,751
Cash and Due from Banks	145,528	100,167
Premises and Equipment, Net	134,239	107,875
Other Assets, Net	293,603	110,377
Allowance for Loan Losses	(45,024)	(31,234)
Total Assets	$5,838,894	$4,217,936
Savings and Time Deposits	$3,893,614	$2,980,224
Other Borrowed Money	461,751	259,565
Total Interest-Bearing Liabilities	4,355,365	3,239,789
Demand Deposits	866,773	536,211
Other Liabilities	22,688	20,205
Total Liabilities	5,244,826	3,796,205
Shareholders’ Equity	594,068	421,731
Total Liabilities and Equity	$5,838,894	$4,217,936
Condensed Average Balance Sheets
Loans Held for Investment	$3,304,499	$2,374,353
Securities	1,490,140	1,297,218
Other Interest-Earning Assets	28,531	67,218
Total Interest-Earning Assets	4,823,170	3,738,789
Cash and Due from Banks	127,263	119,668
Premises and Equipment, Net	125,064	100,183
Other Assets, Net	259,778	116,861
Allowance for Loan Losses	(41,717)	(30,583)
Total Assets	$5,293,558	$4,044,918
Savings and Time Deposits	$3,622,617	$2,855,834
Other Borrowed Money	310,764	246,256
Total Interest-Bearing Liabilities	3,933,381	3,102,090
Demand Deposits	793,121	508,571
Other Liabilities	28,854	30,003
Total Liabilities	4,755,356	3,640,664
Shareholders’ Equity	538,202	404,254
Total Liabilities and Equity	$5,293,558	$4,044,918
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$19,750	$10,122
Foreclosed and Other Assets	7,398	10,547
Total Nonperforming Assets	27,148	20,669
Accruing Loans 90 Days or More Past Due	19,684	8,886
Net Charge-Offs	15,587	10,265
Net Charge-Offs to Average Loans	0.47%	0.43%

(1) Restated to retroactively give effect for the three-for-two stock split declared and distributed by Texas Regional during third quarter 2004, effected as a 50% stock dividend.

(2) Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(3) Taxable-equivalent adjustment computed based on a 35% tax rate.